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                                                               Exhibit 99(c)(14)


                  MANAGEMENT SUBSCRIPTION AGREEMENT TERM SHEET

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Terms not otherwise defined herein have the meaning given to them in that certain Stockholders Agreement dated as of November 29, 1999 among Gleason Corporation and certain of its Stockholders.

Parties Members of management named on Schedule A hereto (each such member, an "Executive," and collectively, "Management") and the Company.

Management                                  Stock At the time of the Closing,
                                            Management will own the Existing
                                            Options and the shares of Common
                                            Stock (the "Retained Stock"), in
                                            each case, as set forth on Schedule
                                            A. For purposes of this term sheet
                                            only, all references to Common Stock
                                            shall only mean such Common Stock
                                            held by Management at the time of
                                            the Closing or purchased upon
                                            exercise of the Existing Options;
                                            provided that, with respect to the
                                            Existing Options only, all
                                            references to Fair Market Value
                                            shall mean the Fair Market Value of
                                            the Common Stock underlying such
                                            Existing Options minus the exercise
                                            price of such Existing Options.

Put and Call Option                         Upon the termination of Executive's
                                            employment with the Company or any
                                            of its subsidiaries for any reason,
                                            the Company shall have the right to
                                            repurchase the Common Stock held by
                                            Executive and Executive's
                                            transferees in certain circumstances
                                            (the "Call Option"), and Executive
                                            and Executive's transferees shall
                                            have the right to cause the Company
                                            to repurchase the Common Stock held
                                            by Executive and Executive's
                                            transferees in certain circumstances
                                            (the "Put Option"), in each case to
                                            the extent and on the terms set
                                            forth below:

                                            Death: If Executive's termination
                                            results from the Executive's death,
                                            the Company may repurchase all (but
                                            not less than all) of the Common
                                            Stock held by Executive and
                                            Executive's transferees at a price
                                            equal to the Fair Market Value. Upon
                                            the Executive's death, the
                                            Executive's heirs shall have the
                                            right to cause the Company to
                                            purchase that
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                                            portion of the Common Stock held by
                                            Executive and Executive's
                                            transferees for Fair Market Value to
                                            the extent of (x) the life insurance
                                            proceeds available to the Company
                                            from Executive's life insurance
                                            policy for the benefit of the
                                            Company plus (y) an annual basket
                                            equal to $250,000; provided,
                                            however, in the case of JG, such
                                            repurchase right shall be limited
                                            with respect to the amounts set
                                            forth in clauses (x) and (y) to the
                                            amount necessary to pay estate taxes
                                            solely in respect of JG's Common
                                            Stock and Existing Options to the
                                            extent then due and payable (i.e.,
                                            second-to-die taxes).

                                            Retirement: If Executive's
                                            employment with the Company is
                                            terminated as a result of
                                            Executive's Retirement, the Company
                                            may repurchase all but not less than
                                            all of the Common Stock of Executive
                                            for Fair Market Value. Upon
                                            Executive's Retirement, the
                                            Executive (other than JG) may
                                            require the Company to repurchase
                                            all but not less than all of the
                                            Common Stock of Executive and
                                            Executive's transferees for the
                                            lesser of Fair Market Value and
                                            Original Cost.

                                            Cause: If Executive's termination
                                            results from the Company's
                                            termination of Executive for Cause,
                                            the Company may repurchase all but
                                            not less than all of Executive's
                                            Common Stock for the lesser of
                                            Original Cost and Fair Market Value.

                                            Resignation by Executive Prior to
                                            Third Anniversary without Good
                                            Reason: If Executive's active
                                            employment is terminated by
                                            Executive without Good Reason prior
                                            to the third anniversary of the
                                            Closing, the Company may repurchase
                                            all but not less than all of
                                            Executive's Common Stock for the
                                            lesser of Fair Market Value and
                                            Original Cost.

                                            Resignation by Executive without
                                            Good Reason After Third but Prior to
                                            Fourth Anniversary: If Executive's
                                            active employment is terminated by
                                            Executive without Good Reason after
                                            the third anniversary but prior to
                                            the fourth anniversary of the
                                            Closing, the Company may repurchase
                                            all but not less than all of the
                                            Executive's Common Stock as follows:
                                            (i) 30% percent of Executive's
                                            Common Stock for Fair Market Value
                                            and (ii) all other Common Stock of
                                            Executive for the lesser of Fair
                                            Market Value and Original
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                                           Cost.

                                            Resignation by Executive without
                                            Good Reason After Fourth but Prior
                                            to Fifth Anniversary: If Executive's
                                            active employment is terminated by
                                            Executive without Good Reason after
                                            the fourth anniversary but prior to
                                            the fifth anniversary of the
                                            Closing, the Company may repurchase
                                            all but not less than all of the
                                            Executive's Common Stock as follows:
                                            (i) 40% percent of Executive's
                                            Common Stock for Fair Market Value
                                            and (ii) all other Common Stock of
                                            Executive for the lesser of Fair
                                            Market Value and Original Cost.

                                            Resignation by Executive with Good
                                            Reason or Termination by Company
                                            without Cause Prior to First
                                            Anniversary: If Executive's active
                                            employment is terminated by
                                            Executive with Good Reason or by
                                            Company without Cause prior to the
                                            first anniversary of the Closing,
                                            the Company may repurchase all but
                                            not less than all of the Common
                                            Stock of Executive for the lesser of
                                            (x) Fair Market Value and (y)
                                            Original Cost plus interest thereon
                                            calculated from the Closing (or, in
                                            the case of Common Stock purchased
                                            upon exercise of Existing Options,
                                            the date of such exercise) at the
                                            10-year federal rate which is
                                            applicable from time to time during
                                            such period (the "Applicable Federal
                                            Rate").

                                            Resignation by Executive with Good
                                            Reason or Termination by Company
                                            without Cause After First
                                            Anniversary but Prior to Second
                                            Anniversary: If Executive's active
                                            employment is terminated by
                                            Executive with Good

                                             Reason or by the Company without
                                            Cause after the first anniversary
                                            but prior to the second anniversary
                                            of the Closing, the Company may
                                            repurchase all but not less than all
                                            of the Executive's Common Stock as
                                            follows: (i) 20% of the Executive's
                                            Common Stock for Fair Market Value
                                            and (ii) all other Common Stock of
                                            Executive for the lesser of (x) Fair
                                            Market Value and (y) Original Cost
                                            plus interest thereon at the
                                            Applicable Federal Rate.

                                            Resignation by Executive with Good
                                            Reason or Termination by Company
                                            without Cause After Second
                                            Anniversary but Prior to Third
                                            Anniversary: If Executive's active
                                            employment is terminated by
                                            Executive with Good
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                                            Reason or by the Company without
                                            Cause after the second anniversary
                                            but prior to the third anniversary
                                            of the Closing, the Company may
                                            repurchase all but not less than all
                                            of the Executive's Common Stock as
                                            follows: (i) 40% of the Executive's
                                            Common Stock for Fair Market Value
                                            and (ii) all other Common Stock of
                                            Executive for the lesser of (x) Fair
                                            Market Value and (y) Original Cost
                                            plus interest thereon at the
                                            Applicable Federal Rate.

                                            Resignation by Executive with Good
                                            Reason by Executive or Termination
                                            without Cause by Company After Third
                                            but Prior to Fourth Anniversary: If
                                            Executive's active employment is
                                            terminated by Executive with Good
                                            Reason or by the Company without
                                            Cause after the third anniversary
                                            but prior to the fourth anniversary
                                            of the Closing, the Company may
                                            repurchase all but not less than all
                                            of the Executive's Common Stock as
                                            follows: (i) 60% percent of
                                            Executive's Common Stock for Fair
                                            Market Value and (ii) all other
                                            Common Stock of Executive for the
                                            lesser of (x) Fair Market Value and
                                            (y) Original Cost plus interest
                                            thereon at the Applicable Federal
                                            Rate.

                                            Resignation by Executive with Good
                                            Reason by Executive or Termination
                                            without Cause by Company After
                                            Fourth but Prior to Fifth
                                            Anniversary: If Executive's active
                                            employment is terminated by
                                            Executive with Good Reason or by
                                            Company without Cause after the
                                            fourth anniversary but prior to the
                                            fifth anniversary of the Closing,
                                            the Company may repurchase all but
                                            not less than all of the Executive's
                                            Common Stock as follows: (i) 80%
                                            percent of Executive's Common Stock
                                            for Fair Market Value and (ii) all
                                            other Common Stock of Executive for
                                            the lesser of (x) Fair Market Value
                                            and (y) Original Cost plus interest
                                            thereon at the Applicable Federal
                                            Rate.

                                            Termination or Resignation After
                                            Fifth Anniversary: If Executive
                                            resigns with or without Good Reason
                                            or his employment is terminated by
                                            Company without Cause on or after
                                            the fifth anniversary of the
                                            Closing, the Company may repurchase
                                            all but not less than all of the
                                            Common Stock of Executive for Fair
                                            Market Value.
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                                            Disability. Other than with respect
                                            to JG, if Executive's employment is
                                            terminated because of a Disability,
                                            (x) Executive shall have a Put
                                            Option for all but not less than all
                                            of his Common Stock at the lesser of
                                            Fair Market Value and Original Cost
                                            plus interest thereon at the
                                            Applicable Federal Rate and (y) the
                                            Company shall have the right to
                                            repurchase from such Executive all
                                            but not less than all of Executive's
                                            Common Stock at Fair Market Value.

                                            Notwithstanding the foregoing, the
                                            Board of Directors of the Company
                                            may, in its sole discretion,
                                            increase the repurchase price
                                            provided above with the affirmative
                                            vote of at least one Acquisition
                                            Company Director so long as
                                            Acquisition Company does not own
                                            less than the Preferred Minimum
                                            Threshold and less than a number of
                                            shares of Common Stock (including
                                            shares of Common Stock underlying
                                            the Warrants) in an amount equal to
                                            or greater than 50% of the number of
                                            shares of Common Stock (including
                                            shares of Common Stock underlying
                                            the Warrants) that the Acquisition
                                            Company held immediately after the
                                            Closing.

                                            Any and all repurchase rights of the
                                            Company set forth above shall
                                            include any and all Common Stock
                                            held by the transferees of
                                            Executive.

                                            The Company's election to repurchase
                                            pursuant to this section all of the
                                            Common Stock held by any Executive
                                            other than a Top Executive shall
                                            require the approval of a majority
                                            of the Board of Directors. Election
                                            for the repurchase by the Company of
                                            Common Stock held by any Top
                                            Executive shall be made by a special
                                            committee of the Board of Directors,
                                            a majority of which consist of
                                            Acquisition Company Directors (the
                                            "Committee").

Option Mechanics                            The Put Options and Call Options
                                            must be exercised within 90 days of
                                            the date of Executive's termination,
                                            and the closing of such transaction
                                            shall occur within 60 days after the
                                            date of the exercise of such option.
                                            The purchase price for Common Stock
                                            to be repurchased by the Company, at
                                            the option of the Company, shall be
                                            paid first by offsetting any amounts
                                            owing from Executive to the Company.
                                            Subject to the terms below, the
                                            balance, if any, shall be paid by
                                            the Company by delivery of a check
                                            or wire transfer of
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                                            funds unless the Executive resigned
                                            without Good Reason or was
                                            terminated by the Company with
                                            Cause. The Company may make any
                                            repurchase of Common Stock pursuant
                                            to the Call Option or Put Option in
                                            the form of the unsecured
                                            subordinated notes payable in five
                                            equal annual installments (the
                                            "Repurchase Notes") only (i) if the
                                            Company is prohibited by law or its
                                            financing arrangements from
                                            repurchasing the Common Stock for
                                            cash, (ii) if such Executive was
                                            terminated for Cause or (iii) if
                                            such Executive resigned without Good
                                            Reason. Such Repurchase Notes shall
                                            bear interest at 7% per annum,
                                            compounding annually, unless
                                            Executive was terminated by the
                                            Company with Cause, in which case,
                                            such Repurchase Notes shall not bear
                                            interest. Notwithstanding anything
                                            to the contrary herein, the
                                            repurchase of Common Stock by the
                                            Company and payments to Executive
                                            under the Repurchase Notes are
                                            subject to restrictions imposed
                                            under law and the Company's
                                            financing arrangements, and in the
                                            event the Company is prohibited from
                                            making a repurchase within any time
                                            period required above or a payment
                                            pursuant to the Repurchase Notes,
                                            such time period or payment, as the
                                            case may be, shall be suspended
                                            until the Company is permitted to
                                            make such purchase or payment. The
                                            Company agrees to use commercially
                                            reasonably efforts to retain under
                                            any financing arrangement the right
                                            to repurchase Common Stock held by
                                            Executives.

Certain Defined Terms                       "Cause" means a termination of
                                            employment of Executive by the
                                            Company or any of its subsidiaries
                                            due to (i) the willful failure by
                                            the Executive to perform the
                                            Executive's duties to the extent
                                            such failure or breach has not been
                                            cured within 10 days after a written
                                            demand for performance is delivered
                                            to the Executive by the Board of
                                            Directors, which demand specifically
                                            identifies the manner in which the
                                            Board of Directors believes that the
                                            Executive has not performed the
                                            Executive's duties, (ii) the
                                            Executive's willful failure to
                                            comply in any material respect with
                                            the lawful directive of the Board of
                                            Directors or such Executive's
                                            superior officer(s), (iii) the
                                            engaging by Executive in gross
                                            negligence or the willful engaging
                                            by the Executive in any other
                                            conduct, in each case, which is
                                            demonstrably and materially
                                            injurious to the Company or its
                                            subsidiaries, monetarily or
                                            otherwise, or (iv) the conviction
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                                            of the Executive of (A) a felony or
                                            crime involving dishonesty or fraud
                                            or (B) a crime involving moral
                                            turpitude which would materially
                                            injure relationships with customers,
                                            suppliers or employees of the
                                            Company or otherwise cause a
                                            material injury to the Company.

                                            "Disability" means the inability of
                                            Executive to perform the essential
                                            functions of Executive's job, with
                                            or without reasonable accommodation,
                                            by reason of a physical or mental
                                            infirmity, for a continuous period
                                            of six months. The six-month period
                                            shall be deemed to be continuous
                                            unless Executive returns to work for
                                            at least 30 consecutive business
                                            days during such period and performs
                                            services at the level and competence
                                            that services were performed prior
                                            to the start of the six-month
                                            period. The reference date to
                                            determine Fair Market Value in the
                                            event of Disability shall be the
                                            first day of such six-month period.

                                            "Fair Market Value" of each share of
                                            Common Stock means the average of
                                            the closing prices of the sales of
                                            the Company's Common Stock on all
                                            securities exchanges on which the
                                            Common Stock may at the time be
                                            listed, or, if there have been no
                                            sales on any such exchange on any
                                            day, the average of the highest bid
                                            and lowest asked prices on all such
                                            exchanges at the end of such day,
                                            or, if on any day the Common Stock
                                            are not so listed, the average of
                                            the representative bid and asked
                                            prices quoted in the NASDAQ System
                                            as of 4:00 PM, Eastern Time, or, if
                                            on any day the Common Stock are not
                                            quoted in the NASDAQ System, the
                                            average of the highest bid and
                                            lowest asked prices on such day in
                                            the domestic over-the-counter market
                                            as reported by the National
                                            Quotation Bureau Incorporated, or
                                            any similar successor organization,
                                            in each such case averaged over a
                                            period of 21 days consisting of the
                                            day as of which the Fair Market
                                            Value is being determined and the 20
                                            consecutive trading days prior to
                                            such day. If at any time the Common
                                            Stock is not listed on any
                                            securities exchange or quoted in the
                                            NASDAQ System or the
                                            over-the-counter market, the Fair
                                            Market Value shall be (i) with
                                            respect to Common Stock held by an
                                            Executive other than a Top
                                            Executive, the fair value of the
                                            Common Stock determined in good
                                            faith by a majority of the Board of
                                            Directors, and (ii) with respect to
                                            Common Stock held by a
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                                            Top Executive, subject to the next
                                            sentence, the fair value of the
                                            Common Stock determined in good
                                            faith by the Committee (in each
                                            case, without taking into account
                                            the lack of liquidity and minority
                                            position of the Common Stock subject
                                            to repurchase). In the event the Top
                                            Executive objects to the Committee's
                                            determination of fair value within
                                            10 days of written notice thereof,
                                            there shall be an appraisal process
                                            to determine fair value.

                                            "Good Reason" means (x) for any
                                            Executive who has entered into a
                                            Severance Agreement with the
                                            Company, the definition of "Good
                                            Reason" as set forth in such
                                            Severance Agreement and (y) with
                                            respect to all other Executives, (a)
                                            without the consent of such
                                            Executive, a reduction by the
                                            Company in the Executive's annual
                                            base salary except for
                                            across-the-board salary reductions
                                            similarly affecting all members of
                                            Management; or (b) without the
                                            consent of Executive, the relocation
                                            of the Executive's principal place
                                            of employment to a location outside
                                            of the metropolitan area which the
                                            Executive currently is employed or
                                            the Company's requiring the
                                            Executive to be based anywhere other
                                            than such principal place of
                                            employment (or permitted relocation
                                            thereof) except for required travel
                                            on the Company's business, or (c)
                                            the failure by the Company to
                                            continue to provide the Executive
                                            with benefits substantially similar
                                            to those enjoyed by the Executive
                                            under any of the Company's pension,
                                            savings, life insurance, medical,
                                            health and accident, disability or
                                            other plans in which the Executive
                                            was participating (except for
                                            across-the-board changes similarly
                                            affecting all Management).

                                            "Non-Management Directors" means the
                                            members of the Board of Directors
                                            who are not employees of the
                                            Company.

                                            "Original Cost" with respect to each
                                            share of the Retained Stock shall be
                                            equal to the price offered for such
                                            Common Stock in the tender
                                            offer/merger, and with respect to
                                            Common Stock purchased upon exercise
                                            of Existing Options, the exercise
                                            price thereof, in each case, as
                                            proportionately adjusted for all
                                            subsequent stock splits, stock
                                            dividends and other
                                            recapitalizations.

                                            "Retirement" means Executive's
                                            retirement as an employee of the
                                            Company or any of its Subsidiaries
                                            on or after
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                                            reaching an age consistent with the
                                            Company's or its Subsidiaries'
                                            current retirement plan or policies,
                                            if any, or such earlier age as may
                                            be otherwise determined by a
                                            majority vote of the members of the
                                            Board of Directors after at least
                                            four years' employment with the
                                            Company after the Closing, such
                                            majority vote including the
                                            affirmative vote of at least one
                                            Acquisition Company Director so long
                                            as Acquisition Company owns at least
                                            the Preferred Minimum Threshold or
                                            shares of Common Stock (including
                                            shares of Common Stock underlying
                                            the Warrants) in an amount equal to
                                            or greater than 50% of the number of
                                            shares of Common Stock (including
                                            shares of Common Stock underlying
                                            the Warrants) that Acquisition
                                            Company held immediately after the
                                            Closing.

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                                  SCHEDULE A
                                  ----------

Name of stockholder    Existing Options                   Shares of Common Stock
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                       (based on shares of underlying
                       Common Stock)